Exhibit 99.1

FOR RELEASE ON: March 27, 2023

REGAL REXNORD CORPORATION COMPLETES ACQUISITION OF ALTRA INDUSTRIAL MOTION CORP.

Positions Regal Rexnord For Accelerated Growth, Higher Margins, Stronger Free Cash Flow And Higher ROIC By Enhancing Its Value Proposition With Key Stakeholders

•	Transforms Regal Rexnord’s Automation Portfolio Into A Meaningful, Global Automation Solutions Provider, With Over 70% Of Its Sales Into Markets With Secular Growth Tailwinds

•	Combines Complementary Power Transmission Portfolios To Deliver Enhanced Industrial Powertrain Solutions For Customers

•	Portfolio To Be Comprised Of Four Segments: Industrial Powertrain Solutions (“IPS”, ~37% Of Pro Forma 2022 Sales), Power Efficiency Solutions (“PES”, ~31%), Automation & Motion Control (“AMC”, ~24%) And Industrial Systems (“IS”, ~8%)

•	Unites Aligned Cultures With Deep Commitments To Serving Customers And Infuses Significant New Talent Into The Organization To Support Growth And Margin Enhancement Initiatives

•	Affirm Anticipated Annualized Cost Synergies Of $160 million By Year Four, Plus Significant Cross-Marketing Revenue Opportunities

•	Expect Net Debt/Adjusted EBITDA At Or Below Previously Communicated Target Of 3.9X By The End Of 2Q 2023, In A Range Of 2.5-3.0x In 2024, And Below 2.5x In 2025

•	Affirm 2023 Guidance For Legacy Regal Rexnord, Including GAAP Diluted EPS In A Range Of $5.64 To $6.44 And Adjusted Diluted EPS In A Range Of $10.05 To $10.85

•	Reiterate Pro Forma Targets For 2025 Revenue Of ~$8.3 Billion, Adjusted Gross Margin Of ~40%, Adjusted EBITDA Margins >25%, Adjusted EPS Of ~$18, And Annual Free Cash Flow ~$1.1 Billion And $1.4 Billion In 2026

BELOIT, WI, March 27, 2023 – Today, Regal Rexnord Corporation (NYSE: RRX) announced it has completed the acquisition of Altra Industrial Motion Corp. (Nasdaq: AIMC), closing the deal that was signed on October 26, 2022.

Commenting on the announcement, CEO Louis Pinkham said, “I am thrilled to welcome Altra associates to Regal Rexnord, and incredibly excited about all that we expect to accomplish as one, enhanced Regal Rexnord team. Together, we have clear lines of sight to faster growth, higher margins, stronger free cash flow and improved ROIC.”

“Altra’s Automation & Specialty platform transforms our existing automation portfolio into a meaningful, global automation solutions provider. Altra’s Power Transmission Technologies business significantly enhances our legacy power transmission portfolio, in particular our industrial powertrain offering, by adding complementary products in brakes, gears, and clutches. The combined power transmission, automation and powertrain capabilities of the new Regal Rexnord offer customers a significantly enhanced value proposition across a wider range of end markets – many with highly attractive secular growth tailwinds.”

Pinkham went on to say, “I am highly confident that our well-aligned cultures and firmly-held shared values, hallmarks of both organizations, will lead to great success. Associates at both Regal Rexnord and Altra prioritize and value putting safety first, acting with integrity, driving purposeful innovation, offering an excellent customer experience and embracing a continuous improvement mindset. Together, we can create even more value for our customers, our fellow associates, and our shareholders.”

The acquisition of Altra is expected to:

Benefit customers: The aggregate capabilities of the pro forma business across power transmission and automation – including a more expansive global sales channel and aftermarket support network – position Regal Rexnord to offer more robust sub-systems, including industrial powertrains, and to do so across a wider range of end markets. Examples of end markets with enhanced capabilities include medical, warehouse & logistics, food & beverage, aerospace, and alternative energy, among others.

Notably, much of the pro forma business offers automation products that sit adjacent to its industrial powertrain content in many end user applications, putting Regal Rexnord in a unique position to offer customers a wider and more value-added range of services, including up-front design, performance optimization, and diagnostic support.

The service offering is further enhanced when including Regal Rexnord’s suite of IIoT and data analytics capabilities, marketed under the PerceptivTM brand, which are supported by proprietary data from its power transmission, automation and motor components related to how they inter-operate as part of a larger sub-system. Regal Rexnord is now better positioned for Industry 4.0, which will be critical to future new product development efforts.

Accelerate organic growth: A broader offering, stronger channel, increased global presence, and an enhanced customer value proposition should support stronger organic growth. In particular, Regal Rexnord envisions a significant opportunity to accelerate growth by leveraging its 80/20 tools to focus resources on its most profitable opportunities – a practice that has gained significant momentum in the legacy Regal Rexnord business.

The pro forma business has higher exposure to end markets with secular growth tailwinds, which are expected to represent over 40% of sales by 2025 and more than 50% when considering exposure to residential HVAC. In particular, the pro forma Automation & Motion Control business, with 2022 sales of ~$1.7 billion, is anticipated to have at least 70% of its sales generated in end markets with secular growth characteristics. It is anticipated that a significant share of new product development investments will be directed to support the needs of customers in these markets.

Enable sizable margin gains: Regal Rexnord sees a path to an adjusted gross margin of approximately 40% in 2025, up from 33% in 2022 for legacy Regal Rexnord and compared to its prior expectation of reaching a 37% adjusted gross margin by 2025. Adjusted EBITDA margins are expected to rise to at least 25% in 2025, up from 21% in 2022. Principal drivers of this anticipated margin expansion are $160 million of annual run-rate cost synergies related to the Altra transaction and improved mix, with much of the anticipated mix improvement tied to introducing a host of margin accretive new products.

Expected synergies are anticipated to be driven by procurement savings, distribution efficiencies, footprint rationalization, and SG&A reductions. Actions to realize the synergies are expected to be completed by year four. Furthermore, leveraging Regal Rexnord’s competencies in 80/20 and lean, and building on its successful integration of Rexnord PMC, Regal Rexnord sees an opportunity to further optimize the combined company’s global operating model, which can support greater investment in the business to drive profitable growth.

Be accretive to adjusted EPS: The moderate accretion anticipated in the first year post closing is expected to rise materially in the coming years as cost synergies grow, sales synergies are executed, de-leveraging is achieved, and Regal Rexnord’s cash tax rate normalizes.

Strengthen free cash flow: The pro forma enterprise is expected to generate substantial free cash flow, which in the coming years should support a strong pace of debt reduction. Pro forma free cash flow is expected to approximate $1.1 billion by 2025 and to reach ~$1.4 billion by 2026, aided by cost and sales synergies, working capital improvements, accelerated de-leveraging and a normalizing cash tax rate. Regal Rexnord expects to lower its net debt/adjusted EBITDA ratio to between 2.5x and 3.0x in 2024, and to below 2.5x thereafter. Pro forma free cash flow conversion rates are expected to approximate 100% in future periods.

Generate attractive ROIC: Return on invested capital is expected to exceed 10% in Year 5, driven by synergies, working capital improvements, and capital expenditure efficiencies.

Create opportunities for associates: Stronger anticipated growth, plus new investments needed to drive and support this growth, are expected to open up a wide range of new opportunities for associates.

New Segment Structure

In conjunction with the closing, Regal Rexnord announced today that, beginning with its first quarter 2023 earnings release, it plans to establish a new segment structure for reporting purposes. The new structure reflects a corresponding change in leadership as well as the manner in which the CEO reviews financial information to allocate resources and assess performance. Additionally, this new structure better supports the strategic focus by the pro forma business on driving above-market growth, primarily by leveraging its deep application expertise and technology leadership across a select range of end markets, to provide customers with differentiated, and highly energy-efficient sub-systems. The new operating segments are: Industrial Powertrain Solutions (IPS), Power Efficiency Solutions (PES), Automation & Motion Control (AMC) and Industrial Systems.

Industrial Powertrain Solutions (~37% of 2022 pro forma sales) is expected to consist of the majority of the current Motion Control Solutions (MCS) segment, excluding the conveying and aerospace business units, plus Altra’s Power Transmission Technologies segment. The segment will be led by Jerry Morton, Executive Vice President and President, Industrial Powertrain Solutions, who most recently served as President - Integration for MCS. Morton’s prior experience includes four years leading the legacy Regal PTS business prior to the 2021 merger with Rexnord PMC, and 28 years in various management and leadership roles at Emerson.

Power Efficiency Solutions (~31%) is expected to consist of the current Climate Solutions and Commercial Systems businesses. The segment will be led by Scott Brown, Executive Vice President and President, Power Efficiency Solutions. Brown joined Regal Beloit Corporation in August 2005, after spending 17 years with General Electric in operations and various business leadership roles, and became President, Commercial Systems in June 2019.

Automation & Motion Control (~24%) is expected to consist of the current MCS aerospace and conveying business units, Altra’s Automation & Specialty (A&S) segment, and the Regal Rexnord Thomson business that is currently part of the Industrial Systems segment. Kevin Zaba, Executive Vice President and President, Automation & Motion Control, will become the leader of AMC. Zaba spent the past 8 years running Rexnord PMC and then the Regal Rexnord MCS business, which was formed out of the 2021 merger between legacy Regal’s PTS business and Rexnord PMC. Prior to joining Rexnord, Zaba spent 24 years working in various commercial and general management roles at Rockwell Automation.

Industrial Systems (~8%) is expected to consist of its current operations, excluding the Thomson business. The segment will continue to operate with regional North American and Asian leadership team members reporting together to the CEO, while the Company continues its strategic review of the Global Motors and Generators businesses.

Transaction Summary

Regal Rexnord acquired 100% of the issued and outstanding shares of Altra common stock in an all cash transaction for $62.00 per share. The transaction values Altra at $4.95 billion1, representing 13.1x Altra’s 2022 Adjusted EBITDA, or 9.2x after factoring estimated run-rate cost synergies.

1 Includes an equity valuation of $4.11 billion or $62.00 per Altra share and the assumption of $837 million of net debt as of December 31, 2022.

Advisors

J.P. Morgan and Incentrum Group are serving as financial advisors to Regal Rexnord, and Sidley Austin LLP is serving as legal counsel.

About Regal Rexnord

Regal Rexnord Corporation is a global leader in the engineering and manufacturing of automation sub-systems, industrial powertrain solutions, automation and power transmission components, electric motors and electronic controls, air moving products, and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Following the acquisition of Altra, and commencing with its 1Q 2023 earnings release, Regal Rexnord will report under four operating segments: Industrial Powertrain Solutions, Power Efficiency Solutions, Automation & Motion Control and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales, and service facilities worldwide. For more information, visit RegalRexnord.com.

Contact

Robert Barry, VP - Investor Relations

608-361-7530

robert.barry@regalrexnord.com

Forward Looking Statements

This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Such forward-looking statements may include, among other things, statements about the acquisition of Altra (the “Altra Acquisition”), the benefits and synergies of the Altra acquisition and the updated segment reporting structure, future opportunities for Regal Rexnord, and any other statements regarding Regal Rexnord’s future operations, anticipated economic activity, business levels, credit ratings, future earnings, planned activities, anticipated growth, market opportunities, strategies, competition and other expectations and estimates for future periods. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Regal Rexnord’s actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this release include: Regal Rexnord’s substantial indebtedness and the effects of such indebtedness on its financial flexibility; Regal Rexnord’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Altra acquisition and the merger with Rexnord’s Process & Motion Control business (the “Rexnord PMC business”) (together with the Altra acquisition, the “Transactions”) within the expected time-frames or at all and to successfully integrate Altra and the Rexnord PMC business; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transactions; Regal Rexnord’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the acquisition of the Rexnord PMC business and related transactions; requirements to abide by potentially significant restrictions with respect to the tax treatment of the Rexnord PMC business which could limit Regal Rexnord’s ability to undertake certain corporate actions that otherwise could be advantageous; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with climate change and uncertainty regarding its ability to deliver on its climate commitments and/or to meet related investor, customer and other third party expectations relating to its sustainability efforts; risks associated with global manufacturing, including public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures, including in connection with its evaluation of strategic alternatives for the Industrial Systems operating segment; Regal Rexnord’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on Regal Rexnord’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; costs and unanticipated liabilities arising from rapidly evolving data privacy laws and regulations; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Regal Rexnord’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Regal Rexnord’s Quarterly Reports on Form 10-Q. For a more detailed description of the risk factors associated with Regal Rexnord, please refer to Part I, Item 1A in the Regal Rexnord Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release and Regal Rexnord undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.

Non-GAAP Measures (Unaudited)

(Dollars in Millions, Except per Share Data)

Regal Rexnord prepares financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Regal Rexnord also periodically discloses certain financial measures in its quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered "non-GAAP" financial measures. This additional information is not meant to be considered in isolation or as a substitute for Regal Rexnord’s results of operations prepared and presented in accordance with GAAP.

In this press release, Regal Rexnord discloses the following non-GAAP financial measures: adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, net debt, adjusted net income attributable to Regal Rexnord, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord (or free cash flow conversion). Regal Rexnord defines these non-GAAP financial measures as follows:

•	“Adjusted diluted earnings per share” is defined as diluted earnings per share adjusted for (i) restructuring and related costs, (ii) transaction and related costs, (iii) impairments and exit related costs, (iv) goodwill impairment, (v) inventory step up adjustment, (vi) gain on sale of assets and (vi) share-based compensation expense.

•	"Adjusted EBITDA" is defined as net income (loss) adjusted for (i) interest expense, (ii) interest income, (iii) taxes, (iv) restructuring and related costs, (v) transaction and related costs, (vi) impairments and exit related costs, (vii) goodwill impairment, (viii) inventory step up adjustment, (ix) gain on sale of assets, (x) depreciation, (xi) amortization and (xii) share-based compensation expense.

•	“Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percentage of net sales.

•	“Adjusted gross profit” is defined as gross profit adjusted for (i) restructuring and related costs, (ii) inventory step up adjustment and (iii) gain on sale of assets.

•	“Adjusted gross margin” is defined as Adjusted gross profit as a percentage of net sales.

•	“Net Debt” is defined as total long-term debt adjusted for cash.

•	“Adjusted net income attributable to Regal Rexnord” is defined as Net Income Attributable to Regal Rexnord Corporation adjusted for (i) goodwill impairments, (ii) impairments and exit related costs and (iii) acquisition-related costs.

•	‘‘Free Cash Flow’’ is defined as net cash provided by operating activities adjusted for additions to property plant and equipment and acquisition-related costs.

Regal Rexnord believes that these non-GAAP financial measures are useful measures for providing investors with additional information regarding its results of operations and for helping investors understand and compare its operating results across accounting periods and compared to its peers. Regal Rexnord’s management primarily uses adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, net debt, adjusted net income attributable to Regal Rexnord, free cash flow and free cash flow conversion to help it evaluate its business and forecast its future results. Accordingly, Regal Rexnord believes disclosing each of these measures helps investors evaluate its business in the same manner as management. For certain forward-looking non-GAAP measures (as used in this press release, adjusted EBITDA, adjusted EBITDA margin, adjusted gross margin, net debt, free cash flow and free cash flow conversion), Regal Rexnord is unable to provide a reconciliation to the most comparable GAAP financial measure because the information needed to reconcile these measures is dependent upon future events, many of which are outside of management's control as described above. Additionally, estimating such GAAP measures and providing a meaningful reconciliation consistent with its accounting policies for future periods is extremely difficult and requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions.

In addition to these non-GAAP measures, Regal Rexnord uses the term "organic sales growth" to refer to the increase in its sales between periods that is attributable to organic sales. "Organic sales" to refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period's organic sales using the currency exchange rates that were in effect during the prior year periods.

2023 Adjusted Annual Guidance for Legacy Regal Rexnord (a)

	Minimum	Maximum
2023 GAAP Diluted EPS Annual Guidance	$5.64	$6.44
Restructuring and Related Costs	0.82	0.82
Intangible Amortization	2.22	2.22
Share-Based Compensation Expense	0.32	0.32
Transaction and Related Costs (b)	1.05	1.05
2023 Adjusted Diluted EPS Annual Guidance	$10.05	$10.85

(a) (b)

The Company’s GAAP guidance includes financing costs and net interest expense on the senior notes issued in January 2023, but excludes other financial impacts and contributions of the Altra acquisition. The Company’s adjusted guidance excludes all financial impacts and contributions from the acquisition of Altra.

Includes Altra acquisition-related financing costs and incremental net interest expense on new debt in connection with the acquisition.

Regal Rexnord Reconciliation to Adjusted EBITDA

Dec 31, 2022
Net Income	$494.9
Plus: Income Taxes	118.9
Plus: Interest Expense	87.2
Less: Interest Income	(5.2)
Plus: Depreciation	121.9
Plus: Amortization	185.5
Plus: Restructuring and Related Costs (a)	58.6
Plus: Transaction and Related Costs (b)	24.3
Plus: Goodwill Impairment	—
Plus: Inventory Step Up	5.5
Plus: Impairments and Exit Related Costs	0.9
Less: Gain on Sale of Assets	(3.3)
Plus: Share-Based Compensation	22.5
Adjusted EBITDA	$1,111.7

Net Sales	$5,217.9

Adjusted EBITDA Margin	21.3%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.
(b)	Primarily relates to legal, professional service and financing costs (as applicable) associated with the acquisition of Altra, the merger with the Rexnord PMC business, the acquisition of the Arrowhead business and the strategic review of the Industrial Systems operating segment.

Regal Rexnord Reconciliation to Adjusted Gross Margin

Dec 31, 2022
Gross Profit	$1,669.7
Plus: Restructuring and Related Costs (a)	50.2
Plus: Inventory Step Up	5.5
Less: Gain on Sale of Assets	(3.3)
Adjusted Gross Profit	$1,722.1

Net Sales	$5,217.9

Adjusted Gross Margin	33.0%

(a)	Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures, product line exits and other asset charges.

Altra Industrial Motion Reconciliation to Adjusted EBITDA

Dec 31, 2022
Net Income	$127.0
Plus: Income Taxes	62.3
Plus: Interest Expense	51.5
Plus: Depreciation	39.0
Plus: Acquisition-Related Amortization Expense	55.2
Plus: Share-Based Compensation	15.3
Plus: Impairment Charges	13.2
Plus: Acquisition-Related Expenses	10.6
Plus: Restructuring	5.2
Plus: Customer Accommodation and Other Non-Recurring Charges	3.0
Plus: Amortization of Inventory Fair Value Adjustment	2.4
Plus: Loss on Foreign Currency and Other Net	2.1
Plus: Consolidation Costs	1.7
Less: Jacobs Vehicle Systems Divestiture	(9.8)
Adjusted EBITDA	$378.7